Exhibit 99.1

RISK FACTORS

Unless stated otherwise or dictated by context, all capitalized terms used herein but not defined shall have the meanings set forth in the Current Report on Form 8-K filed by Signing Day Sports, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission to which this risk factors document is attached (the “Form 8-K”).

The following risks and uncertainties could have a material adverse effect on the Company’s business, financial condition and results of operations. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operation, financial condition or results.

Risks Relating to the Consummation of the Transactions, Additional Agreements, and the Merger

Failure to complete the Transactions, any Additional Agreements, and the Merger could negatively impact the Company.

If the Transactions, any Additional Agreements, and the Merger are not completed for any reason, there may be various adverse consequences, and the Company may experience negative reactions from the financial markets, as well as from its customers and employees. For example, the Company’s business may have been adversely impacted by the failure to pursue other beneficial opportunities due to management’s focus on the Transactions, any Additional Agreements, and the Merger, without realizing any of the anticipated benefits of completing the Transactions, any Additional Agreements, and the Merger. Additionally, the market price of the Company Common Stock could decline to the extent that current market prices reflect a market assumption that the Transactions, any Additional Agreements, and the Merger will be completed. The Company could also be subject to litigation related to the failure to consummate the Transactions, any Additional Agreements, and the Merger or to proceedings commenced against the Company to perform its obligations pursuant to the Purchase Agreement.

Additionally, the Company has incurred and may incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the Purchase Agreement, as well as the costs and expenses of preparing, filing, printing, and mailing any necessary joint proxy statement/prospectus, and all filing and other fees paid in connection with the Transactions, any Additional Agreements, and the Merger. If the Transactions, any Additional Agreements, and the Merger are not consummated, the Company would have paid these expenses without realizing the expected benefits of the Transactions, any Additional Agreements, and the Merger.

The Company may not be able to satisfy the requirements for the Closing under the Purchase Agreement, which may cause material adverse consequences due to the consequent failure to complete the Transactions, any Additional Agreements, and the Merger.

The Closing is contingent upon the Company meeting a number of conditions, including the approval of the Company’s initial listing application to list the Company Common Stock on The Nasdaq Capital Market tier of Nasdaq; the Company’s ability to provide evidence to DRCR and the Sellers that it has satisfied all indebtedness for borrowed money of the Company and has satisfied all material liabilities of the Company, including all accounts payables owed to financial advisors, service providers and others; and the receipt of certain other deliverables. There is no assurance that the Company will be able to meet Nasdaq’s minimum listing requirements, provide evidence that has satisfied all such indebtedness, or satisfy the other conditions to the Closing. If the Company fails to satisfy the requirements of Closing by the 30th day following the date of the Purchase Agreement, or February 27, 2025, then DRCR or the Sellers may terminate the Purchase Agreement immediately unless they are in material breach of the Purchase Agreement and such breach proximately caused the failure, and the Company will be unable to consummate the Transactions and the Merger, which may cause material adverse consequences.

Failure to obtain the Stockholder Approval could result in significant disruption of business operations.

Even if the consummation of the Transactions occurs, if the Company does not obtain the Stockholder Approval before the deadline set forth in the Purchase Agreement, then the Company will be required to unwind the Transactions by repurchasing all of the Company Common Stock and Company Preferred Stock from the Sellers and returning the shares of DRCR acquired from them within 15 calendar days of such deadline. This mandatory repurchase and unwinding of the Transactions may have significant and adverse effects on the Company’s business operations and could result in the loss of key assets and personnel, the threat of litigation over disagreements between the parties on how to implement the unwinding, and many or all of the negative consequences discussed throughout this document that would apply to the Company if it is unable to successfully consummate the Transactions, any Additional Agreements, and the Merger or that may apply regardless of whether the Company is able to successfully consummate the Transactions, any Additional Agreements, and the Merger. The inability to secure the Stockholder Approval could also undermine investor confidence, which may further negatively influence the Company’s stock price and market reputation.

The Company and DRCR will incur substantial costs related to the Transactions, the Additional Agreements, the Merger and integration of their businesses.

The Company and DRCR have incurred and expect to incur a number of non-recurring costs in furtherance of the consummation of the Transactions, any Additional Agreements, and the Merger, including legal, financial advisory, accounting, consulting, and other advisory fees; regulatory filing fees; financial printing and other transaction-related costs. Some of these costs are payable by either the Company or DRCR whether the Transactions, any Additional Agreements, and the Merger are completed or not. Additionally, the integration costs following the Transactions and the Merger’s completion may be substantial, and may include expenses related to facilities and systems consolidation, employment-related obligations, and efforts to maintain employee morale and retain key personnel. These costs may stem from the complex integration of numerous processes, policies, operations, technologies, and systems across areas such as purchasing, accounting, finance, payroll, compliance, treasury and vendor management, risk management, business operations, pricing, and employee benefits.

While the Company and DRCR estimate a certain level of integration costs, many factors beyond their control could increase the total amount and timing of these expenses. Additionally, many of these costs are inherently difficult to estimate with precision. As a result, assuming that the Transactions, any Additional Agreements, and the Merger are consummated, the combined company may need to take charges against earnings following the Transactions, any Additional Agreements, and the Merger, and the amount and timing of such charges are uncertain. There can be no assurance that the transaction and integration costs will not outweigh any benefits of the consummation of the Transactions, any Additional Agreements, and the Merger, assuming that they occur.

The Company and DRCR may fail to realize the anticipated benefits of the Transactions, any Additional Agreements, and the Merger.

Assuming that the consummation of the Transactions, any Additional Agreements, and the Merger occurs, the result will be the combination of companies of significantly differing sizes, geographic bases, and operations. The success of the Transactions, any Additional Agreements, and the Merger will depend, in part, on the ability to realize the anticipated benefits from integrating the businesses of the Company and DRCR. To achieve these benefits, the Company and DRCR must effectively merge and align their operations in a manner that permits the realization of those benefits and cost savings without adversely affecting current revenues and future growth. If the Company and DRCR do not successfully integrate their operations, the anticipated benefits of the consummation of the Transactions, any Additional Agreements, and the Merger may not be realized fully or at all, or they may take longer to realize than expected. In addition, the actual cost savings achieved could be less than anticipated, and integration may result in additional or unforeseen expenses. An inability to realize the full extent of the anticipated benefits, or any delays in integrating the businesses, could adversely affect the revenues, expense levels, and operating results of the combined company, which may negatively impact the value of the Company Common Stock.

It is also possible that combining the two businesses could result in the disruption of ongoing operations or inconsistencies in standards, controls, procedures, and policies that adversely affect the ability to maintain relationships with customers, clients, and employees, or to achieve the anticipated benefits and cost savings of the Transactions, any Additional Agreements, and the Merger. Moreover, integration efforts may divert management’s attention and resources, further impacting the combined company’s performance both during and after the integration period.

Furthermore, the Board and executive leadership of the combined company will include individuals from both companies, which could require reconciling differing priorities and philosophies. Any difficulties in effectively unifying these teams may also delay or prevent realization of the anticipated benefits of the Transactions, any Additional Agreements, and the Merger.

Upon the Preferred Stock Conversion, existing holders of the Company Common Stock will experience substantial dilution of their ownership interest in the Company, which could materially reduce the value of their Company shareholdings.

Assuming that the Closing occurs, the Company will issue the Preferred Stock Consideration to the Sellers as partial consideration for all their DRCR capital stockholdings. Thereafter, the Preferred Stock Consideration, which carries no preferential economic, voluntary conversion, or voting rights, will automatically convert into 19,782,720 shares of Company Common Stock upon the later of the Stockholder Approval or the clearance of the initial listing application filed by the Company with Nasdaq, as set forth in the Company Preferred Stock Certificate of Designation and in accordance with the Purchase Agreement. The Preferred Stock Conversion will result in an immediate and substantial increase in the number of outstanding shares of Company Common Stock, and substantial dilution of existing Company stockholders’ ownership of and voting power in the Company. Upon the consummation of any Additional Agreements and the Merger, the Company expects to issue additional shares of Company Common Stock to the remaining DRCR stockholders. Following the Preferred Stock Conversion, the consummation of any Additional Agreements and the Merger, existing Company stockholders are expected to own less than 10% of the combined company.

As such, existing stockholders should assume that their ownership stake and influence will be severely reduced upon the Preferred Stock Conversion, and that such dilution will be compounded upon the consummation of any Additional Agreements and the Merger.

Additionally, if the Company successfully registers the resale of the Company Common Stock issuable upon the Preferred Stock Conversion pursuant to the Purchase Agreement, a substantial number of shares may become freely tradable. The presence of these newly registered shares or the perception that they may be sold could create an “overhang” in the market. Specifically, if the trading volume of the Company Common Stock cannot absorb the sales of these newly registered shares, the price per share may decline.

The future results of the combined company following the consummation of the Transactions, any Additional Agreements, and the Merger may suffer if it cannot effectively manage its expanded operations.

Assuming that the consummation of the Transactions, any Additional Agreements, and the Merger occurs, the size of the combined company’s business is expected to be significantly greater than the current size of the Company’s business. The combined company’s future success will depend, in part, on its ability to manage these expanded operations, which may pose challenges for management, including challenges related to oversight of new operations and the associated increase in capital expenditures and complexity. The combined company may also face heightened scrutiny from governmental and regulatory authorities as a result of its larger scale. However, there can be no assurance that the combined company will be successful or that it will realize the operating efficiencies, revenue enhancements, or other benefits currently anticipated from the consummation of the Transactions, any Additional Agreements, and the Merger.

The combined company may be unable to retain the Company’s and/or DRCR’s personnel after the consummation of the Transactions, any Additional Agreements, and the Merger.

Assuming that the consummation of the Transactions, any Additional Agreements, and the Merger occurs, their eventual success will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by the Company and DRCR. It is possible that these employees may decide not to remain with the Company or DRCR, as applicable, while the Transactions, any Additional Agreements, and the Merger are pending or with the combined company after the Transactions, any Additional Agreements, and the Merger are consummated. If the Company and DRCR are unable to retain key employees, including management, who are critical to the successful integration and future operations of the companies, the lines of business conducted by the Company and DRCR prior to the consummation of the Transactions, any Additional Agreements, and the Merger could face disruptions in their operations, loss of existing customers, loss of key information, expertise, or know-how, and unanticipated recruitment costs. In addition, if key employees terminate their employment following the consummation of the Transactions, any Additional Agreements, and the Merger, the combined company’s business activities may be adversely affected, and management’s attention may be diverted from successfully hiring suitable replacements, all of which may cause the combined company’s business to suffer. The combined company may be unable to locate or retain suitable replacements for any key employees who leave either company.

The unaudited pro forma combined consolidated financial information of the Company and DRCR is preliminary and the actual consideration to be issued in the Transactions, any Additional Agreements, and the Merger, as well as the actual financial condition and results of operations of the combined company after the Merger, may differ materially.

The unaudited pro forma combined consolidated financial information of the Company and DRCR is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the Transactions, any Additional Agreements, and the Merger been completed on the dates indicated. The unaudited pro forma combined consolidated financial information reflects adjustments, which are based upon preliminary estimates. Among other things, the actual value of the consideration that the Company receives upon the consummation of the Transactions, any Additional Agreements, and the Merger, assuming that it occurs, may vary significantly from the value used in preparing the unaudited pro forma combined consolidated financial information provided in tandem with these risk factors and the Form 8-K of which they form a part. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in the unaudited pro forma combined consolidated financial information.

The Company’s and DRCR’s directors, executive officers and principal stockholders will have substantial control over the Company after the consummation of the Transactions, any Additional Agreements, and the Merger, which could limit other stockholders’ ability to influence the outcome of corporate matters and key transactions, including a change of control.

Upon the consummation of the Transactions, any Additional Agreements, and the Merger, the Company’s executive officers, directors and principal stockholders and their affiliates will own approximately 20.2 million shares of Company Common Stock, or approximately 91.1% of the outstanding shares of the Company Common Stock, after giving effect to the Transactions, any Additional Agreements, and the Merger, with the Sellers owning 20,147,561 shares, or approximately 90.9% of the outstanding shares of the Company Common Stock, based on 1,843,765 shares of Company Common Stock outstanding as of February 19, 2025. This significant concentration of ownership may have a negative impact on the trading price of the Company Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from other stockholders of the Company and may vote in a way with which other stockholders of the Company disagree and which may be adverse to the Company’s interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of the Company, could deprive the Company’s stockholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might ultimately affect the market price of the Company Common Stock.

Certain of the Company’s and DRCR’s directors and executive officers may have other interests that may differ from, or are in addition to, the interests of the Company’s stockholders.

In addition to the conflicts of interest described above, the Company’s stockholders should be aware that some of the Company’s and DRCR’s directors and executive officers may have other interests and arrangements that are different from, or in addition to, those of the Company’s stockholders. These interests and arrangements may create potential conflicts of interest.

The Company’s obligation to satisfy its outstanding indebtedness prior to the Closing could adversely affect the combined company’s financial position and stockholders.

The Company must provide evidence to DRCR and the Sellers that it has satisfied all indebtedness for borrowed money of the Company and has satisfied all material liabilities of the Company, including all accounts payables owed to financial advisors, service providers and others as a condition to the Closing, which may adversely affect the Company’s stockholders by reducing available funds post-Closing. This reduction could:

●	Limit access to additional financing for working capital, capital expenditures, debt servicing, acquisitions, or general corporate needs;

●	Restrict strategic acquisitions or force non-strategic divestitures;

●	Prohibit dividend payments to stockholders;

●	Heighten vulnerability to economic and industry downturns; and

●	Curtail funding for operations, capital expenditures, and future business opportunities.

Additionally, the Company has incurred and may continue to incur significant expenses until the consummation of the Transactions, any Additional Agreements, and the Merger, including costs for preparing, filing, printing, and distributing any necessary joint proxy statement/prospectus, as well as regulatory fees. If the Transactions, any Additional Agreements, and the Merger are unsuccessful, the Company would bear these costs without realizing their intended benefits.

The Company will be subject to business uncertainties and contractual restrictions while the Transactions, the Additional Agreements, and the Merger are pending.

Uncertainty about the success of consummation and the effect of consummation of the Transactions, the Additional Agreements, and the Merger on employees and customers may have an adverse effect on the Company and DRCR. These uncertainties may impair the Company’s or DRCR’s ability to attract, retain, and motivate key personnel until the Transactions, the Additional Agreements, and the Merger are completed, and could cause suppliers, business partners, and other parties that deal with the Company or DRCR to seek to change existing business relationships with the Company or DRCR. In addition, subject to certain exceptions, the Company and DRCR have each agreed to operate their businesses in the ordinary course in all material respects and to refrain from taking certain actions that may adversely affect their ability to consummate the Transactions, the Additional Agreements, and the Merger on a timely basis without the consent of the other party. These restrictions may prevent the Company and DRCR from pursuing attractive business opportunities that may arise prior to the completion of the Transactions, the Additional Agreements, and the Merger. If any of the aforementioned risks were to materialize, they could lead to significant costs which may negatively impact each party’s results of operations and financial condition if the parties are not successful in consummating the Transactions, the Additional Agreements, and the Merger, and which may also cause material adverse effects on the Company if the Transactions, the Additional Agreements, and the Merger are not consummated.

The market price of the Company Common Stock may be affected by factors different from those currently affecting the shares of the Company Common Stock assuming the consummation of the Transactions, any Additional Agreements, and the Merger.

The Company’s business differs from that of DRCR, and certain adjustments will be made to the Company’s operations assuming that the consummation of the Transactions, any Additional Agreements, and the Merger occurs. Accordingly, the results of operations of the combined company and the market price of the Company Common Stock after the assumed consummation of the Transactions, any Additional Agreements, and the Merger may be affected by factors different from those currently affecting the independent results of operations of the Company.

The Company’s stockholders will not have appraisal rights or dissenters’ rights in the Merger.

Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction.

Under Section 262 of the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights in connection with the Merger. If the Merger is completed, the Company’s stockholders will not receive any consideration, and their shares of the Company Common Stock will remain outstanding and will constitute shares of the Company following the completion of the Merger. Accordingly, the Company’s stockholders are not entitled to any appraisal rights in connection with the Merger.

The absence of appraisal or dissenters’ rights poses several risks to the stockholders of the Company with respect to the Merger. Specifically, stockholders dissatisfied with the terms of the Merger cannot seek a judicial determination of fair value for their shares, limiting their ability to contest valuation. Without these rights, minority stockholders have fewer legal tools to challenge transactions they perceive as unfair, reducing their recourse in potentially inequitable situations. Additionally, stockholders unable to exercise appraisal or dissenters’ rights may be forced to sell their shares on the open market, exposing them to potential losses due to market fluctuations.